Exhibit 99.52

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

In response to the current COVID-19 pandemic, West Fraser Timber Co. Ltd. will hold its Meeting in a virtual format via live webcast. All Shareholders are invited and encouraged to participate in the Meeting using the instructions set out in this Circular.

The special meeting (the “Meeting”) of shareholders (“Shareholders”) of West Fraser Timber Co. Ltd. (the “Company” or “West Fraser”) will be held on January 19, 2021 at 11:00 a.m. (Pacific time). The Company is conducting an online only shareholders’ meeting. Registered Shareholders (as defined in the accompanying Circular) and duly appointed proxyholders can attend the Meeting online at https://web.lumiagm.com/485161310, password “westfraser2021” (case sensitive) where they can participate, vote, or submit questions during the Meeting’s live webcast, for the following purposes:

1.

to authorize the issuance of such number of common shares in the capital of West Fraser (the “West Fraser Shares”) as is necessary to allow West Fraser to acquire 100% of the issued and outstanding common shares in the capital of Norbord Inc. (“Norbord”), which is estimated to be 55,373,881 West Fraser Shares, pursuant to the arrangement agreement dated November 18, 2020 between West Fraser and Norbord, as more fully described in the accompanying Circular (the “Share Issuance Resolution”). The full text of the Share Issuance Resolution is attached as Appendix A to the accompanying Circular;

2.

to approve an amendment to West Fraser’s stock option plan (the “West Fraser Stock Option Plan”) to permit an additional 1,000,000 West Fraser Shares to be issued on the exercise of options granted pursuant to the West Fraser Stock Option Plan (the “Stock Option Plan Amendment Resolution”) as more fully described in the accompanying Circular. The full text of the Stock Option Plan Amendment Resolution is attached as Appendix B to the accompanying Circular;

3.	to consider any amendment to, or variation of, any matter identified in this Notice of Meeting; and

4.	to transact such other business as may properly come before the Meeting or any adjournment of it.

Shareholders registered at the close of business on December 11, 2020 will be entitled to receive this Notice of Meeting and to vote at the Meeting.

AFTER CAREFUL CONSIDERATION OF THE ARRANGEMENT, THE WEST FRASER BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SHARE ISSUANCE RESOLUTION AND THE STOCK OPTION PLAN AMENDMENT RESOLUTION.

General Information

The Company has prepared this Notice of Meeting, the Circular and a form of proxy relating to the Meeting, and the Circular contains details of the matters to be considered at the Meeting.

Proxies and Voting Instruction Forms

Registered Shareholders have received a form of proxy with this Notice of Meeting. The deadline for submitting proxies is 11:00 a.m. (Pacific time) on January 15, 2021. Please complete the form of proxy and deliver it before that deadline in accordance with the instructions set out in the form of proxy and the Circular.

Non-registered Shareholders (as defined in the accompanying Circular) have received a voting instruction form with this Notice of Meeting. The deadline for returning a voting instruction form is specified in the form itself. Voting instruction forms, whether provided by the Company or an intermediary, should be completed and returned in accordance with the specific instructions, and by the deadline specified, in the form. Please ensure you carefully follow the instructions set out in the voting instruction form, including those specifying how and when the form is to be returned.

Please review the Circular before completing your form of proxy or voting instruction form as the Circular contains additional information about each matter to be voted on at the Meeting.

Regardless of whether a Shareholder plans to attend the Meeting online, the Company requests that each Shareholder vote by submitting their completed form of proxy (or voting instruction form) prior to the Meeting in accordance with the instructions set out in the enclosed form of proxy (or voting instruction form) and in the Circular.

DATED December 15, 2020.

BY ORDER OF THE WEST FRASER BOARD

/s/ Raymond Ferris

Raymond Ferris
President and Chief Executive Officer
Vancouver, British Columbia